Exhibit 10.16

EXECUTIVE INCENTIVE

COMPENSATION PLAN

THE HERTZ CORPORATION

JANUARY 2005

2005

THE HERTZ CORPORATION

EXECUTIVE INCENTIVE COMPENSATION PROGRAM

EFFECTIVE JANUARY 1, 2005

I, the undersigned, acknowledge the following terms associated with my participation in the 2005 Executive Incentive Compensation Program:

TARGET AWARD: (Performance Units)	% of my base salary as of December 31 of the Plan year

OBJECTIVES/WEIGHTING:	Pre-Tax Income 70%
Return on Equity 30%

BUSINESS UNIT/WEIGHTING:	The Hertz Corporation Results 100%

I further understand that no other requests or recommendations for payments, written or oral, except those in strict compliance with the Program, will be considered without approval, in advance, in writing by the Committee.

Signature	SSN	Date

Print Name	Area No.	Location

PLEASE RETURN BY:	January 31, 2005

PLEASE RETURN TO:	E. A. Corcoran
SVP, Compensation & ER Programs
Park Ridge

APPENDIX I

2005

AWARD SCALE

THE HERTZ CORPORATION

Total Award Points	% of Target Award

Below 80	0

80	60

85	70

90	80

95	90

100	100

105	115

110	130

115	145

120	160

125	170

130	180

135	190

140	200

145	210

150	220

155	230

160	235

165	242.5

170	250

 Award points will be rounded to the nearest whole number.

THE HERTZ CORPORATION

2005 EXECUTIVE INCENTIVE COMPENSATION PROGRAM

Purpose

The Hertz Corporation’s Executive Incentive Compensation Program (hereinafter referred to as the EICP) is intended to reward executives and key managers whose performance can materially influence the annual growth and profitability of the corporation.

Administration

The Compensation Committee of the Board of Directors annually approves the performance measurement criteria and weighting as appropriate, the Award Payment Scale and specific target awards for Senior Officers (elected corporate Vice Presidents & above).

The Chief Executive Officer of The Hertz Corporation (“Hertz”) has been delegated the authority by the Compensation Committee to establish a management committee to administer this Program for all participants other than the Senior Officer group as defined above.

As used herein, the term “Committee” shall mean the Compensation Committee of the Board of Directors or the management committee described above, as applicable.

Participation

Participation, which will be designated by Hertz, is restricted to two employee groups of Hertz and its operating units:  Executive and Key Management.

Designation as a participant in the EICP for any year shall not be construed as conferring any right to continued employment with Hertz or to continued participation in EICP in any subsequent year.

Award Opportunities

The Committee will approve a target incentive award (Performance Unit) opportunity for each participant, which shall be expressed as a percentage of the participant’s annual salary at the end of the EICP year (except in the case of pro-rated awards.)  No participant may receive an award payment in any year, which exceeds 2.5 times his/her target award opportunity.

Program Provisions

Participants will be measured on either Hertz’ performance results or a combination of Business Unit and Hertz’ performance results, depending on their area of responsibility.

The Business Units will be established as follows:

A.            Domestic Rent A Car Division

B.            Worldwide Rent A Car

C.            Hertz Equipment Rental Corporation

D.            Hertz Claim Management Corporation

E.             Hertz Europe, Ltd.

F.             Americas/Pacific

Award Determinations

Each year the Senior Officers of Hertz, subject to the approval of the Compensation Committee of the Board of Directors, will establish bonus objectives for Hertz and each Business Unit.

At year-end, the Committee will determine the award payments based on actual operating results versus the established bonus objectives, in accordance with the Program terms.  The results and award entitlement for Hertz’ performance and each Business Unit’s performance stand alone, and the sum of awards generated for each will determine the final award paid to each participant.

When a task amount has been approved as part of the bonus objective, the bonus objective without the task will be used to determine awards up to 100% of Target amounts.  Awards cannot exceed 100% of Target, unless this is accomplished using the bonus objective including the task amount.

General Fund

EICP participants may be eligible for an award from the General Fund.  The General Fund shall be made up of an amount up to .25% of the actual pre tax income of The Hertz Corporation.

Eligibility for a General Fund Award is limited to EICP participants who have achieved outstanding accomplishments under difficult or unusual conditions.

Executives who are named in the proxy statement shall not be eligible in that year for a General Fund award.

Distribution of all, any or none of the General Fund shall be at the discretion of the Hertz Chief Executive Officer, subject to the review and approval of the Committee.

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Rights to Award Payments

To be entitled to EICP award payments with respect to any year, a participant must have been a full time employee of Hertz, or any of its operating units, for the entire EICP year, or for such portion of the year which shall remain following Hertz’s notification of participation in the EICP with respect for such year.

To be eligible for an award a new participant must have at least 3 months active service in the EICP during the EICP year.  An exception may be made for employees who transfer into an eligible EICP position from a position for which compensation under a different compensation program was provided.

A participant who retires, dies or becomes disabled during the EICP year or if a participant’s employment is terminated due to a layoff resulting from a permanent reduction in force, organization realignment, discontinuance of an operation, sale of an operation to another company, lack of work or a location closing, prior to the end of the EICP year, the participant, or his beneficiary or estate, shall receive a prorated EICP payment at the time of regular award distribution.

Participants who resign, or who are terminated for cause will not be eligible for an award.  As used herein, the term “Cause” shall mean (a) action by the participant involving willful malfeasance, (b) the participant’s unreasonable neglect or refusal to perform the duties assigned to the Participant, (c) the participant being convicted of a felony, (d) the participant engaging in any activity that is directly or indirectly in competition with the Hertz or any affiliate or in any activity that is inimical to the best interests of the Hertz or any affiliate, or (e) the participant’s violation of Hertz policy covering standards of corporate conduct, provided that the determination of Cause shall be made by the Committee prior to the distribution of award payments.

Time out on a leave of absence will not affect the bonus payment unless it is in excess of sixty days.  The first sixty days of a leave of absence will be a grace period; time out in excess of sixty days will be prorated in accordance with EICP provisions.

Award Payments

All approved EICP Awards will be paid in full, in cash, after applicable tax withholding, no later than March 31st of the following year.

Deferral of Award Payments

With Hertz’ approval, participants will be offered the opportunity of irrevocably deferring the receipt of award payments they may earn with respect to any year during which they are an EICP participant.  Such elections to defer receipt of award payments, for a particular EICP year, must be made prior to the commencement of service for that EICP year.  All deferred awards will be reflected on Hertz’s books as general and unsecured obligations of Hertz, and no trust in favor of any participant shall be implied.  Hertz shall determine the terms of the deferral program, including the appropriate rate of interest, which shall be credited annually to book entry deferral accounts.

Award Limitation

A)               The maximum amount that may be awarded to all participants assigned to a particular business unit, based upon that business unit’s performance, may not exceed 3% of the pre-tax income of the business unit.

B)                 The maximum amount that may be awarded to all participants of the Corporation may not exceed the greater of:

 1)   6% of the pre-tax income of the Corporation or

 2)   the aggregate amount of the business unit awards (subject to the limitation set forth in Paragraph A above).

Amendment, Suspension or Termination

The EICP shall continue until such time as it shall be amended, suspended or terminated at any time by the Compensation Committee.

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